UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 6, 2017

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported by TSS, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2017 (the “Initial Form 8-K”), on November 6, 2017, Martin T. Olsen notified the Company that he will resign as Executive Vice President, Sales & Marketing, effective on or around December 1, 2017. This Current Report on Form 8-K/A is being filed as amendment to the Initial Form 8-K to provide information regarding Mr. Olsen’s separation agreement.

On December 13, 2017, the Company entered into a Separation from Employment Agreement and Release (the “Agreement”) with Mr. Olsen. Mr. Olsen’s resignation from the Company was effective on November 30, 2017. Beginning on that date and for a period of three months, Mr. Olsen will provide transition services to the Company on an as needed basis. Mr. Olsen agrees to forfeit options to purchase 300,000 shares of the Company’s common stock previously granted to him, and Mr. Olsen will receive a severance payment in the aggregate amount of $15,000, paid in monthly increments of $5,000. A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Agreement.

Item 9.01.	Financial Statements and Exhibits.

99.1	Separation from Employment Agreement and Release between TSS, Inc. and Martin T. Olsen.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John Penver
John Penver
Chief Financial Officer

Date: December 13, 2017